Exhibit 10.56

FAO, INC. SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of April 23, 2003, is made by FAO, Inc. (fka The Right Start, Inc.), a Delaware corporation (“Grantor”), in favor of KBB Retail Assets Corp. (fka F.A.O. Schwarz), a New York corporation (the “Subordinated Secured Party”), the holder of that certain Subordinated Note (the “Subordinated Note”) issued by Grantor pursuant to the Plan (as defined below) to Subordinated Secured Party and guaranteed by Grantor, with reference to the following facts:

RECITALS

A.                                   Pursuant to the Asset Purchase Agreement by and among Grantor, FAO Schwarz, Inc. (fka Toy Soldier, Inc.), a Delaware corporation (the “Issuer”), Royal Vendex KBB N.V., a Netherlands corporation, Quality Fulfillment Services, Inc., a Virginia corporation (“QFS”) and the Subordinated Secured Party, dated November 19, 2001 (the “Asset Purchase Agreement”), the Subordinated Secured Party and QFS agreed to accept, in partial payment of the Initial Purchase Price (as defined in the Asset Purchase Agreement), certain subordinated notes issued by Issuer and guaranteed by Grantor.

B.                                     On January 13, 2003 the Issuer and Grantor commenced their respective reorganization cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code.

C.                                     The Subordinated Note is being issued to the Subordinated Secured Party pursuant to the Issuer’s and the Grantor’s First Amended Joint Plan of Reorganization as confirmed on April 4, 2003 by the United States Bankruptcy Court District of Delaware in Case No. 03-10119(LK) (the “Plan”) in compromise of the earlier issued subordinated notes.

D.                                    The Plan requires that Grantor enter into a guaranty of the obligations of Issuer under the Subordinated Note (the “Guaranty”), enter into this Security Agreement and grant security interests to the Subordinated Secured Party as herein provided.

E.                                      The security interests created under this Security Agreement are junior and subordinated as specified in Section 8 hereof.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, Grantor hereby represents, warrants, covenants, agrees, assigns and grants as follows:

1.                                       Definitions.  Terms defined in the Guaranty and not otherwise defined in this Agreement shall have the meanings defined for those terms in the Guaranty.  Terms defined in the New York Uniform Commercial Code and not otherwise defined in this Agreement or in the Guaranty shall have the meanings defined for those terms in the New York Uniform Commercial Code.  As used in this Agreement, the following terms shall have the meanings respectively set forth after each:

“Agreement” means this Security Agreement, and any extensions, modifications, renewals, restatements, supplements or amendments hereof.

“Collateral” means all of Grantor’s now owned or hereafter acquired right, title and interest in and to each of the following:

(a)                            accounts, contract rights, and all other forms of obligations owing to Grantor arising out of the sale or lease of goods or the rendition of services by Grantor, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor;

(b)                           books and records including: ledgers; records indicating, summarizing, or evidencing Grantor’s properties or assets or liabilities; all information relating to Grantor’s business operations or financial condition; and all other computer programs, disk or tape files, printouts, runs, or other computer prepared information;

(c)                            deposit accounts (as that term is defined from time to time in the Uniform Commercial Code as in effect in the State of New York);

(d)                           all of Grantor’s general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, commercial tort claims, goodwill, patents, trade names, trademarks, service marks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained in computer disks or tapes, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims);

(e)                            goods (as that term is defined from time to time in the Uniform Commercial Code as in effect in the State of New York);

(f)                              investment property (as that term is defined from time to time in the Uniform Commercial Code as in effect in the State of New York);

(g)                           negotiable collateral, including all Grantor’s right, title and interest with respect to any letters of credit, letter of credit rights, instruments, drafts, documents and chattel paper (as each term is defined from time to time in the Uniform Commercial Code as in effect in the State of New York) and any and all supporting obligations in respect thereof;

(h)                           all parcels of real property and the related improvements thereto (whether as owner, lessee, or otherwise);

(i)                               money or other assets of Grantor that now or hereafter come into the possession, custody, or control of Grantor;

(j)                               the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all of the foregoing, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof and

(k)         all of the issued and outstanding capital stock of ZB Company, Inc. and Issuer held by Grantor.

“Secured Obligations” means any and all present and future obligations of Grantor arising under or relating to the Guaranty, whether due or to become due, matured or unmatured, or liquidated or unliquidated, including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against Grantor.

“Trade Debt” means the principal of, interest on (including any interest accruing after the commencement of any bankruptcy event or which would have accrued but for such event whether or not allowed) and other amounts due on or with respect to indebtedness of Grantor to its vendors, suppliers and trade creditors incurred in the ordinary course of business.

2.                                       Further Assurances.  At any time and from time to time at the request of the Subordinated Secured Party, Grantor shall execute and deliver to the Subordinated Secured Party all such financing statements and other instruments and documents in form and substance satisfactory to the Subordinated Secured Party as shall be necessary or desirable to fully perfect, when filed and/or recorded, the Subordinated Secured Party’s subordinated security interests granted pursuant to Section 3 of this Agreement.  At any time and from time to time, the Subordinated Secured Party shall be entitled to file and/or record any or all such financing statements, instruments and documents held by them, and any or all such further financing statements, documents and instruments, and to take all such other actions, as the Subordinated Secured Party may deem appropriate to perfect and to maintain perfected the subordinated security interests granted in Section 3 of this Agreement.  Before and after the occurrence of any Event of Default, at the Subordinated Secured Party’s request, Grantor shall execute all such further financing statements, instruments and documents, and shall do all such further acts and things, as may be deemed necessary or desirable by the Subordinated Secured Party to create and perfect, and to continue and preserve, an indefeasible subordinated security interest in the Collateral in favor of the Subordinated Secured Party, or the priority thereof, including causing any such financing statements to be filed and/or recorded in the applicable jurisdiction.

3.                                       Security Agreement.  For valuable consideration, Grantor assigns and pledges to the Subordinated Secured Party, and grants to the Subordinated Secured Party a subordinated security interest in, all currently existing and hereafter acquired Collateral, as security for the timely payment of all of the Secured Obligations.  This Agreement is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Secured Obligations, including those Secured Obligations arising under successive transactions which shall either continue the Secured Obligations, increase or decrease them, or from time to time create new Secured Obligations after all or any prior Secured Obligations have been satisfied, and notwithstanding the bankruptcy of Grantor.

4.                                       Events of Default.  There shall be an Event of Default hereunder upon the occurrence and during the continuance of an Event of Default under the Guaranty.

5.                                       Rights Upon Event of Default.  Upon the occurrence and during the continuance of an Event of Default, the Subordinated Secured Party shall have, in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies that the Subordinated

Secured Party may have under applicable law or in equity or under this Agreement all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction.

6.                                       Voting Rights; Dividends; Etc.  With respect to any Collateral consisting of securities, partnership interests, joint venture interests, investments or the like in the possession of the Subordinated Secured Party (referred to collectively and individually in this Section 6 and in Section 7 as the “Investment Collateral”), so long as no Event of Default occurs and remains continuing:

6.1                                 Voting Rights.  Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Investment Collateral, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Subordinated Note or the Asset Purchase Agreement.

6.2                                 Dividend and Distribution Rights.  Grantor shall be entitled to receive and to retain and use any and all dividends or distributions paid in respect of the Investment Collateral.

7.                                       Rights During Event of Default.  With respect to any Investment Collateral in the possession of the Subordinated Secured Party, so long as an Event of Default has occurred and is continuing:

7.1                                 Voting, Dividend and Distribution Rights.  At the option of the Subordinated Secured Party, all rights of Grantor to exercise the voting and other consensual rights which they would otherwise be entitled to exercise pursuant to Section 6.1 above, and to receive the dividends and distributions which they would otherwise be authorized to receive and retain pursuant to Section 6.2 above, shall cease, and all such rights thereupon shall become vested in the Subordinated Secured Party which thereupon shall have the sole right to exercise such voting and other consensual rights and to receive and to hold as pledged Collateral such dividends and distributions.

7.2                                 Dividends and Distributions Held in Trust.  All dividends and other distributions which are received by Grantor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Subordinated Secured Party, shall be segregated from other funds of Grantor and forthwith shall be paid over to the Subordinated Secured Party as pledged Collateral in the same form as so received (with any necessary endorsements).

8.                                       Subordination.  This Agreement and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement dated as of April 23, 2003 (as amended, supplemented or otherwise modified from time to time, the “Subordination Agreement”) among Royal Vendex KBB N.V., the Subordinated Secured Party, Grantor, FAO Schwarz, Inc. and Fleet Retail Finance, Inc. (the “Senior Lender”), to the indebtedness (including interest) owed by Grantor pursuant to the Loan and Security Agreement dated as of April 23, 2003 (as amended, supplemented or otherwise modified from time to time, the “Fleet Loan Agreement”), among FAO, Inc., FAO Schwarz, Inc., ZB Company, Inc., The Right Start, Inc., Targoff-RS, LLC, Fleet Retail Finance Inc., Back Bay Capital Funding LLC and the other lending institutions party from time to time party thereto and Fleet Retail Finance Inc. as agent for the lenders as contemplated by the Subordination Agreement, and to any other secured indebtedness of Grantor permitted to be incurred by the Fleet Loan Agreement, and each Subordinated Secured Party, by acceptance hereof, agrees to be bound by the provisions of the Subordination Agreement.  In the event that any provisions of this

Security Agreement are deemed to conflict with the Subordination Agreement, the provisions of the Subordination Agreement shall govern.

9.                                       Costs and Expenses.  Grantor agrees to pay to the Subordinated Secured Party all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Subordinated Secured Party in the enforcement or attempted enforcement of this Agreement, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof.  All advances, charges, costs and expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Subordinated Secured Party in exercising any right, privilege, power or remedy conferred by this Agreement, or in the enforcement or attempted enforcement thereof, shall be secured hereby and shall become a part of the Secured Obligations and shall be paid to the Subordinated Secured Party by Grantor, immediately upon demand, together with interest thereon from the date of demand at the rate of 6% per annum.

10.                                 Continuing Effect.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Subordinated Secured Party, whether as a “voidable preference,” “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.                                 Release of Grantor.  This Agreement shall be terminated and all Secured Obligations of Grantor hereunder shall be released when all Secured Obligations have been paid in full, upon termination of the Guaranty, or upon such release of Grantor’s Secured Obligations hereunder.  Upon such termination Subordinated Secured Party shall return any pledged Collateral to Grantor, or to the person or persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things reasonably required for the return of the Collateral to Grantor, or to the person or persons legally entitled thereto, and to evidence or document the release of the Subordinated Secured Party’s interests arising under this Agreement, all as reasonably requested by, and at the sole expense of, Grantor.

12.                                 Agreement to be Pari Passu with Trade Debt.  Upon any dissolution, winding up, liquidation, reorganization (under bankruptcy law) or insolvency of the Grantor (whether (a) in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors, (b) upon the assets of the Grantor becoming less than its liabilities, (c) in the event that the Grantor is unable to pay its debts when they become due or (d) any other dissolution, winding up or liquidation of the Grantor) (a “Triggering Event”), the Subordinated Secured Party agrees that from and after the date the Subordinated Secured Party is notified that a Triggering Event has occurred, the holders of the Trade Debt shall be pari passu in right of payment and shall be entitled to share the proceeds of the Collateral pro rata based on the aggregate principal amount of the Trade Debt then outstanding, the interest thereon and any other amounts due thereon and the aggregate amount of Secured Obligations then outstanding.

13.                                 GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE INTERAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

IN WITNESS WHEREOF, Grantor has executed this Agreement by its duly authorized officer as of the date first written above.

“Grantor”

FAO, INC.,
a Delaware corporation

By:	/s/ Jerry R. Welch
Title:	President and Chief Executive Officer

ACCEPTED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

“Subordinated Secured Party”

KBB RETAIL ASSETS CORP.

By	/s/ Marcel Smits
Title:	Chairman